                                                                               .
                                                                               .
                                                                               .

                              SPECIFICATIONS PAGE

TYPE OF CONTRACT:                [QUALIFIED]

INITIAL PAYMENT:                 [$100,000.00]

OWNER:                           [JOHN X. SMITH]

ANNUITANT:                       [JOHN X. SMITH]

CONTRACT DATE:                   [1/1/2008]

CONTRACT NUMBER:                 [000000005]

GOVERNING LAW:                   [YS]

ANNUITANT'S AGE                  [55]

PLAN                             [Marketing Name]

                                          FEES AND CHARGES

CONTRACT ASSET FEE               [0.35%]

ANNUAL CONTRACT FEE              [$30.00](1)

                                 (1)  Prior to the Annuity Commencement Date, when the Annual
                                      Administration Fee is to be assessed, if the Contract Value equals or exceeds [$25,000], the Annual Administration Fee will be waived.

LIFETIME INCOME BENEFIT FEE      [0.40%]

MAXIMUM LIFETIME INCOME          [0.65%]
BENEFIT FEE

                                       LIFETIME INCOME BENEFIT

MINIMUM HOLDING PERIOD           [1/1/2011]
EXPIRATION

MINIMUM HOLDING PERIOD           [5 years]
DURATION

LIFETIME INCOME AGE              [59 1/2]

LIFETIME INCOME PERCENTAGE       [5.0%]

BENEFIT BASE PERCENTAGE          [100%]

TRANSFERRED BENEFIT BASE         [$125,000]

PAYMENT LIMIT PERCENTAGE         [20%]

STEP-UP DATES                    Every [Contract Anniversary] up to the anniversary on or after the
                                 Annuitant's [85th] birthday.

SP.VEN201.08-IRA

                                                S.1

                                    LIMITS - PAYMENTS & TRANSFERS

PAYMENT LIMITS                   The initial Payment is shown above. No Additional Payment will be accepted without our prior approval that either

                                      (a)  exceeds $[25,000], or

                                      (b)  causes the total of all Additional Payments received to exceed $[25,000].

                                 No Additional Payment will be accepted after the Annuitant attains age [81].

IRA PAYMENT LIMITS               Payments may not include any amounts other than a rollover contribution (as permitted by IRC Sections 402(c), 402(e)(6),
                                 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) and 457(e)(16)), a
                                 nontaxable transfer from an individual retirement plan under IRC
                                 Section 7701(a)(37), a contribution made in accordance with the terms of a Simplified Employee Pension as described in IRC Section
                                 408(k), and a contribution in cash not to exceed the amount permitted under IRC Sections 219(b) and 408(b), (or such other amount provided by applicable federal tax law). In particular, unless otherwise provided by applicable federal tax law:

                                      A.   The total cash contributions shall not exceed $4,000 for
                                           any taxable year beginning in 2007 and $5,000 for any
                                           taxable year beginning in 2008 and years thereafter.
                                           After 2008, the limit will be adjusted by the Secretary
                                           of the Treasury for cost-of-living increases under IRC
                                           Section 219(b)(5)(C). Such adjustments will be in
                                           multiples of $500.

                                      B.   In the case of an individual who is 50 or older, the
                                           annual cash contribution limit is increased by $1,000 for
                                           any taxable year beginning in 2006 and years thereafter.

                                      C.   In addition to the amounts described in paragraphs A and B above, an individual may make a repayment of a qualified
                                           reservist distribution described in IRC section
                                           72(t)(2)(G) during the 2-year period beginning on the day
                                           after the end of the active duty period or by August 17,
                                           2008, if later.

                                      D.   In addition to the amounts described in paragraphs A and
                                           C above, an individual who was a participant in a IRC
                                           section 401(k) plan of a certain employer in bankruptcy
                                           described in IRC section 219(b)(5)(C) may contribute up
                                           to $ 3,000 for taxable years beginning after 2006 and
                                           before 2010 only. An individual who makes contributions
                                           under this paragraph D may not also make contributions
                                           under paragraph B.

                                      E.   No contribution will be accepted under a SIMPLE IRA plan
                                           established by any employer pursuant to IRC Section
                                           408(p). No transfer or rollover of funds attributable to
                                           contributions made by a particular employer under its
                                           SIMPLE IRA plan will be accepted from a SIMPLE IRA, that
                                           is, an individual retirement account under IRC Section
                                           408(a) or an individual retirement annuity under IRC
                                           Section 408(b) used in conjunction with a SIMPLE IRA
                                           plan, prior to the expiration of the two-year period
                                           beginning on the date the Owner first participated in
                                           that employer's SIMPLE IRA plan.]

SP.VEN201.08-IRA


                                                S.2

TRANSFER CHARGES AND             We reserve the right to impose a transaction charge for transfers.
LIMITATIONS - BEFORE MATURITY    In the event a charge is imposed, it will not exceed the lesser of
DATE                             [$25.00] or [2%] of the amount of each transfer.

                                 We reserve the right to limit the amount of the transfer and the maximum number of transfers that can be made.

                                 You must transfer at least [$300] or, if less, the entire amount in the Investment Option each time you make a transfer. If, after the transfer, the amount remaining in the Investment Option from which the transfer is made is less than [$100], then we will transfer the entire amount instead of the requested amount.

                                 Should we limit the maximum number of transfers that can be made per Contract Year, that limit will be no less than [one] per
                                 [month] or [six] at any time within a Contract Year.

TRANSFER CHARGES AND             We reserve the right to limit the maximum number of transfers you
LIMITATIONS - ON OR AFTER        may make per Contract Year after variable annuity payments have
MATURITY DATE                    begun.

                                 If we limit the maximum number of transfers that can be made after variable annuity payments have begun, the maximum number of transfers you may make per Contract Year shall be no less than [4.]

SP.VEN201.08-IRA

                                                S.3

                        INITIAL ALLOCATION OF NET PAYMENT
                 (SEE FOLLOWING PAGE FOR ALL AVAILABLE OPTIONS)

VARIABLE INVESTMENT OPTIONS:

[LIFESTYLE BALANCED]             [100.00%]

TOTAL                            100.00%

THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE IN WHICH THE CONTRACT IS ISSUED FOR DELIVERY. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.


SP.VEN201.08-IRA

                                      S.4

                          AVAILABLE INVESTMENT OPTIONS

VARIABLE ACCOUNT: [JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) SEPARATE ACCOUNT H]

VARIABLE INVESTMENT OPTIONS

     [LIFESTYLE PORTFOLIOS:
          Growth
          Balanced
          Moderate
          Conservative

     Money Market]


SP.VEN201.08-IRA

                                      S.5

                                ANNUITY BENEFITS

MATURITY DATE:                   [1/1/2048]

ANNUITY COMMENCEMENT DATE        [1/1/2043]

ANNUITY OPTION:                  [Life 5-Year Certain]

                                 [The guarantee period for the Annuity Option may be reduced to comply with the period permitted under Section 1.401(a)(9)-6 of the
                                 Income Tax Regulations, except as otherwise provided by applicable federal tax law.]

ANNUITY PAYMENTS - GENERAL
INFORMATION                      The rates for Annuity Payments are determined based on:

                                      -    Mortality Table: [Annuity 2000 Table projected at Scale G
                                           from January 1, 2000]

                                      -    Fixed Annuity Payment Interest Rate: [3% interest per
                                           year]

                                      -    Variable Annuity Payment Assumed Interest Rate: [3.00%]

                                 The amount of each Annuity Payment will depend upon the sex and age of the Annuitant, the Co-Annuitant, if any, or other payee.

                                 For variable annuity payments, the smallest annual rate of investment return that is required to be earned on the assets of the Separate Account so that the dollar amount of such payments will not decrease is: [3.31%]

                                       BENEFICIARY INFORMATION

[Mary Smith]


SP.VEN201.08-IRA

                                                S.6